                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement                  Only (as permitted by Rule
                                                14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                              Clean Harbors, Inc.
           ---------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Clean Harbors, Inc.
           ---------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

      --------------------------------------------------------------------------

   4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

--------------------------------------------------------------------------------

   2) Filing Party:

--------------------------------------------------------------------------------

   3) Date Filed:

--------------------------------------------------------------------------------

Notes:

No preliminary filing was made, because the only matters to be acted upon are routine matters as defined in Rule 14a-6.

The proxy statement does not include either the Long-Term Incentive Plan Awards Table or the Pension Plan Table specified in Item 402(e) and (f), respectively, because the Company does not have a "long-term incentive plan" as defined in
Item 402(a)(7)(iii) or a pension plan other than a 401(k) plan.
--------------------------------------------------------------------------------

CLEAN HARBORS
ENVIRONMENTAL SERVICES
CORPORATE HEADQUARTERS
1501 WASHINGTON STREET
BRAINTREE, MASSACHUSETTS 02184
TEL. 617-849-1800

                                                                     May 1, 1997

To Our Fellow Stockholders:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the 1997 Annual Meeting of Stockholders, to be held on Thursday, June 26, 1997 in Boston, Massachusetts.

     Information about the Annual Meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

     Your vote is important. You can be sure your shares are represented at the meeting by completing, signing, and returning your proxy form in the enclosed envelope, even if you plan to attend the meeting. Sending in your proxy will not prevent you from voting in person at the meeting should you wish to do so.

     Thank you for your continued support of Clean Harbors. We look forward to seeing those stockholders who are able to attend the Annual Meeting on June 26.

                                          Sincerely,

                                          /s/ Alan S. Mckim
                                          Alan S. McKim
                                          Chairman of the Board






----------------------
People and Technology
Protecting & Restoring
America's Environment

                                                     Printed on recycled paper

                              CLEAN HARBORS, INC.
                             1501 WASHINGTON STREET
                         BRAINTREE, MASSACHUSETTS 02184

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Clean Harbors, Inc. (the "Company"), will be held at 9:30 a.m., local time, on Thursday, June 26, 1997, at USTrust, 40 Court Street, Boston, Massachusetts, for the following purposes:

          1. To elect two (2) Class II members of the Board of Directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected;

          2. To consider and act upon a proposal to amend the Clean Harbors, Inc. Equity Incentive Plan to increase the total number of shares authorized for issuance under the Plan from 800,000 to 1,250,000; and

          3. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

     Stockholders of record at the close of business on May 1, 1997 will be entitled to notice and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.

                                          By order of the Board of Directors

                                          /s/ C. MICHAEL MALM
                                          C. Michael Malm, Clerk

May 1, 1997
Boston, Massachusetts

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              CLEAN HARBORS, INC.
                             1501 WASHINGTON STREET
                              BRAINTREE, MA 02184
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation of proxies by the Board of Directors of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at USTrust, 40 Court Street, Boston, Massachusetts, on June 26, 1997, commencing at 9:30 a.m., local time, and any adjournment thereof.

                               PROXY SOLICITATION

     Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified or, if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of the Company. The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company's directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This Proxy Statement and the accompanying proxy form are scheduled to be mailed to stockholders beginning on May 5, 1997.

                      INFORMATION AS TO VOTING SECURITIES

     The holders of the Company's Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters. Each issued and outstanding share of the Company's Common Stock, $.01 par value per share, and each issued and outstanding share of the Company's Series B Convertible Preferred Stock, $.01 par value per share, is entitled to one vote. Only stockholders of record at the close of business on May 1, 1997 will be entitled to vote at the meeting. On April 1, 1997, there were 9,820,865 shares of Common Stock and 112,000 shares of Series B Convertible Preferred Stock of the Company outstanding and entitled to vote. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

     The election of the Class II directors requires the affirmative vote of the holders of a plurality of the shares of both classes of stock represented at the meeting. Approval of the proposal to amend the Equity Incentive Plan and any other matters which may properly come before the meeting will require the affirmative vote of the holders of a majority of the shares represented and entitled to vote on such proposals at the meeting. Votes withheld from any nominee for election as a director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, votes withheld from any nominee for director and abstentions on the vote to amend the Equity Incentive Plan will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. The election of directors is considered a routine matter, and therefore it is anticipated that broker "non-votes" will not occur with respect to such election. However, the proposal to amend the Equity Incentive Plan is a non-routine matter, and broker "non-votes" may occur with respect to such proposal. Because such brokers will not be entitled to vote at the meeting on any non-routine matter, their broker "non-votes" will not have any effect on the voting on such proposal.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

                   NAME                     AGE                      POSITION
------------------------------------------  ---     ------------------------------------------
Alan S. McKim.............................  42      Chairman of the Board of Directors,
                                                    President and Chief Executive Officer
Christy W. Bell...........................  74      Director
David A. Eckert...........................  41      Director and Executive Vice President of
                                                    the Company; Chief Operating Officer of
                                                    Clean Harbors Environmental Services*
John F. Kaslow............................  64      Director
Daniel J. McCarthy........................  65      Director
John T. Preston...........................  47      Director
Lorne R. Waxlax...........................  63      Director
Stephen H. Moynihan.......................  41      Senior Vice President Planning &
                                                    Development
Donald N. Leef............................  45      Vice President, Treasurer and Chief
                                                    Financial Officer
Brian J. House............................  36      Vice President of Field Services Group*
John P. Lawton............................  36      Senior Vice President of Corporate
                                                    Marketing and National Accounts *
Stephen E. Dovell.........................  42      Vice President of Disposal Group*

------------
* Officer of Clean Harbors Environmental Services, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

     Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President, and Chief Executive Officer of the Company. He serves as a director of most of the Company's subsidiaries. Mr. McKim served as President of the Company and its predecessor from 1980 to 1988. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class I director expires in 1999.

     Christy W. Bell was Chairman of the Board of ChemClear Inc., a public company which was primarily engaged in the business of treating industrial, aqueous waste at its plants in Baltimore, Cleveland, and Chicago, for more than five years prior to its merger into a subsidiary of the Company in 1989. Mr. Bell had also served as President of ChemClear prior to the merger. Mr. Bell is President and an owner of Electro-Petroleum, Inc., Electro-Pyrolysis, Inc., and Arc Technologies, Inc., all of which are involved in the development of technologies for the management of waste and the production of energy. He is also a director of Thoratec Laboratories Corporation. Mr. Bell has served as a director of the Company since the ChemClear merger in 1989. His current term as a Class III director expires in 1998.

     David A. Eckert joined the Company as Executive Vice President in March 1996 and was appointed by the Board to serve as a Class I director. He also serves as Chief Operating Officer of Clean Harbors Environmental Services, Inc. From 1991 until joining Clean Harbors, Mr. Eckert was Co-Chairman and Co-Chief Executive Officer of SV Corporation, an industrial valve manufacturing company. From 1988 through 1991 he was co-founder, Managing Director and President of

Cornerstone Partners Limited, which invested in underperforming companies. From 1979 through 1988, he served as a consultant and partner with Bain & Company, an international consulting firm. Mr. Eckert holds a BS degree, with highest distinction, from Northwestern University and an MBA from the Harvard Business School where he was a Baker Scholar and a Loeb, Rhoades Fellow. Mr. Eckert's current term as a Class I director expires in 1999.

     John F. Kaslow serves as an advisor to the Electric Power Research Institute ("EPRI"), a collaborative research organization which provides advanced science and technology to its member companies and their customers. Prior to joining EPRI, Mr. Kaslow served for 34 years with an electric utility company, the New England Electric System ("NEES"), where he held a number of engineering, operating and general management positions, including serving prior to his retirement as a director, Executive Vice President and Chief Operating Officer of NEES, and as a director and President of its New England Power Company subsidiary. Mr. Kaslow is a director of Doble Engineering Company and Fusion Power Associates. He has served as a director of the Company since 1991. His current term as a Class I director expires in 1999.

     Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since July 1972, prior to which he was President of Computer Environments Corporation, a computer services company. He serves as a director and on the Finance Committee of Tufts Associated Health Plan, a health maintenance organization, and as a director and on the Compensation Committee of MANAGEDCOMP, Inc., which manages worker's compensation for employers. Mr. McCarthy holds an MBA degree from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987. His current term as a Class III director expires in 1998.

     John T. Preston is President and Chief Executive Officer of Quantum Energy Technologies. From 1992 through 1995, he served as Director of Technology Development at the Massachusetts Institute of Technology. From 1986 to 1992 he was Director of the M.I.T. Technology Licensing Office. Previously, Mr. Preston was a founder of Visual Communication Network and Associate Director of the M.I.T. Industrial Liaison Program. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. He is a member of a number of corporate boards, including Molten Metal Technology, Inc. and Energy BioSystems Corporation, which are public companies pioneering the application of technology to address environmental concerns. Prior to joining the Board of the Company, Mr. Preston served on the board of Clean Harbors Technology Corporation. He accepted an appointment to fill a vacancy on the Board of Directors of the Company in March 1995. His term as a Class II director expires this year, and he is standing for reelection for a three-year term.

     Lorne R. Waxlax is Chairman of the Board of Waban, Inc. He served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories, and Jafra Cosmetics International. He is currently a director of HON Industries Inc. and Quaker State Corporation, which are public companies, and The Iams Company, a private company. Mr. Waxlax holds a BBA degree from the University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994. His term as a Class II director expires this year, and he is standing for reelection for a three-year term.

     Stephen H. Moynihan has served as an officer of either the Company or one or more of its subsidiaries since June 1987. In November 1996 he was appointed Senior Vice President Planning and Development, prior to which he served as Vice President and Treasurer. Mr. Moynihan served as Vice President of Strategic Planning of Clean Harbors Environmental Services from 1990 until 1995. Prior to joining Clean Harbors, Mr. Moynihan was Audit Manager for Gerald T. Reilly and Company, a public accounting firm. Mr. Moynihan holds a BS degree in Accounting from Bentley College.

     Donald N. Leef joined the Company as Vice President, Treasurer and Chief Financial Officer in October 1996. He also serves as Vice President and Treasurer of most of the Company's subsidiaries. Prior to joining Clean Harbors Mr. Leef was Chief Operating Officer at Robert Reiser & Company, before which he served for seven years as Vice President and Chief Financial Officer at Draka
(USA) Corporation. He received a BA in Economics from the University of Pennsylvania and an MBA from St. John's University.

     Brian J. House currently serves as Vice President of the Field Services Group for Clean Harbors Environmental Services. Mr. House joined the Company in 1985 and has served in a variety of operations positions. In 1988 he was appointed General Manager of the Connecticut Field Service Operation, and in 1992 he was appointed Regional Vice President for the Northeast Region. Mr. House received a BS degree from Bates College.

     John P. Lawton is Senior Vice President of Corporate Marketing and National Accounts for Clean Harbors Environmental Services. Mr. Lawton joined the Company in 1988 as a Customer Service Account Manager at its Braintree facility. In 1989, he became Sales Manager for the Midwest region. In 1992, he became Director of Sales for all service areas outside New England. Mr. Lawton held various management positions with New York Air and Pan American World Airlines from 1983 to 1988 before joining the Company. He received a BA degree from North Adams State College.

     Stephen E. Dovell is Vice President of the Disposal Group of Clean Harbors Environmental Services. Mr. Dovell joined Clean Harbors Environmental Services in 1984 and has served in a variety of operational positions. In 1986 he was appointed as a Vice President of Clean Harbors of Braintree, in charge of the Braintree facility, and in 1994 he was appointed Regional Vice President of Disposal Services. Mr. Dovell received a BS degree in Business Administration from Emmanuel College.

     Set forth below is information as to ownership of the Company's Common Stock as of April 1, 1997 by each director of the Company, each of the executive officers named in the Summary Compensation Table set forth below, and all directors and executive officers as a group. No director or executive officer owns any Series B Convertible Preferred Stock. Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the specified shares.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                AMOUNT AND NATURE OF       PERCENT
                  NAME OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)     OF CLASS
-------------------------------------------------------------  -----------------------     --------
Alan S. McKim................................................         3,880,462(2)           39.51%
Christy W. Bell..............................................            50,352                  *
David A. Eckert..............................................            50,000                  *
John F. Kaslow...............................................             4,300                  *
Daniel J. McCarthy...........................................            16,200(3)               *
John T. Preston..............................................             3,920                  *
Lorne R. Waxlax..............................................            36,208                  *
Stephen H. Moynihan..........................................            64,344                  *
Brian J. House...............................................            15,600                  *
John P. Lawton...............................................            12,675                  *
All current directors and executive officers
  as a group (12 persons)....................................         4,142,761              42.09%

------------
 *  Less than 1%

(1) Beneficial ownership has been determined in accordance with Securities and Exchange Commission regulations and includes the following number of shares of the Company's Common Stock which may be acquired under stock options which are exercisable within 60 days of April 1, 1997: Mr. Kaslow (4,000 shares), Mr. Waxlax (3,208 shares), Mr. McCarthy (16,000 shares), Mr. Bell (3,000 shares), Mr. Preston (3,920 shares), Mr. Eckert (50,000 shares), Mr. Moynihan (33,844 shares), Mr. House (15,600 shares), Mr. Lawton (12,675 shares), and all current directors and executive officers as a group (80,472 shares).

(2) Excludes 60,000 shares owned by a trust for Mr. McKim's minor children as to which Mr. McKim holds no voting or investment power.

(3) Includes 200 shares owned by Mr. McCarthy's son as to which Mr. McCarthy shares voting and investment power.

     To the Company's knowledge, as of April 1, 1997, no person or entity "beneficially owned" (as that term is defined by the Securities and Exchange Commission) 5% or more of the Company's Common Stock or Series B Convertible Preferred Stock, except as shown in the following table. Except as otherwise indicated below, the Company understands that the named person or entity has sole voting and investment power with respect to the specified shares. The holders of the Company's Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters.

                                                                             PERCENT AND
                NAME AND ADDRESS                  NUMBER OF SHARES          CLASS OF STOCK
------------------------------------------------  ----------------       --------------------
Alan S. McKim...................................      3,880,462(1)       39.51% Common Stock
Clean Harbors, Inc.
1501 Washington St.
Braintree, MA 02184
Brinson Partners, Inc...........................        881,700(2)       8.98% Common Stock
Brinson Trust Company
c/o Brinson Holdings, Inc.
     209 South LaSalle
     Chicago, IL 60604
Dimensional Fund Advisors, Inc..................        521,200(2)(3)    5.31% Common Stock
1299 Ocean Avenue
Santa Monica, CA 90401
Froley, Revy Investment Company, Inc............         70,000          62.50% Series B
10900 Wilshire Blvd.                                                     Convertible
Los Angeles, CA 90024                                                    Preferred Stock
Morgan Guaranty Trust Co. of New York...........         42,000          37.50% Series B
23 Wall Street                                                           Convertible
New York, NY 10015                                                       Preferred Stock

------------
(1) Excludes 60,000 shares owned by a trust for Mr. McKim's minor children as to which Mr. McKim holds no voting or investment power.

(2) Based upon ownership as of December 31, 1996 shown on Schedule 13G filed with the Company by the specified entities in February 1997.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 521,200 shares of Clean Harbors, Inc. stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY FORM)

     The Board of Directors of the Company is composed of seven directors classified into three classes of which Class I consists of three (3) directors and Classes II and III each consist of two directors. One class of directors is elected each year for a term of three years. The term of the Class II Directors, John T. Preston and Lorne R. Waxlax, shall expire at the 1997 Annual Meeting, and the Board of Directors has nominated each of the foregoing to continue to serve as Class II Directors.

     UNLESS OTHERWISE SPECIFIED THEREIN, SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED AT THE ANNUAL MEETING TO ELECT JOHN T. PRESTON AND LORNE R. WAXLAX AS DIRECTORS OF THE COMPANY FOR A THREE-YEAR TERM, UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE DULY ELECTED. IN THE EVENT THAT ONE OR MORE OF THE NOMINEES IS UNABLE TO STAND FOR ELECTION (WHICH EVENT IS NOT NOW CONTEMPLATED), THE HOLDERS OF THE ENCLOSED PROXY WILL VOTE FOR THE ELECTION OF A NOMINEE OR NOMINEES ACCEPTABLE TO THE REMAINING MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT MESSRS. PRESTON AND WAXLAX AS DIRECTORS.

COMPENSATION OF DIRECTORS

     According to the Company's Equity Incentive Plan approved by stockholders at the 1992 Annual Meeting, each director who is not an employee of the Company receives upon election to the Board a grant of a five-year, non-qualified stock option to purchase that number of shares of the Company's Common Stock determined by multiplying 1,000 by the number of years or fraction thereof for which the director shall be elected, at the market price of the Common Stock on the date of election, vesting immediately as to the first 1,000 shares of any award and as to an additional 1,000 shares on each anniversary of the date of election. Awards to directors appointed to fill a vacancy on the Board for less than one year are prorated. During 1996, upon the election as directors to serve for a term of three years, Mr. Kaslow, the only non-employee then elected as a director, received options for 3,000 shares at the market price of $3.125 per share.

     The Company's policy is to pay each director who is not an employee an annual retainer fee of $20,000 plus $1,000 for each board meeting attended, $750 for each committee meeting attended and $500 for board meetings conducted by telephone conference call. The Company also pays outside directors who are members of committees of the Board $1,000 for membership on a committee and an additional $1,500 for serving as chairman of a committee. Directors are reimbursed for expenses incurred in connection with service on the Board. Total fees paid to outside directors in 1996 were as follows: Bell $30,750; Kaslow $35,500; McCarthy $34,500; Preston $26,000; and Waxlax $29,250.

BOARD COMMITTEES AND MEETINGS

     During 1996, the Board of Directors held eight meetings, of which one was held by conference call and one by written consent.

     The Board of Directors has established an Audit Committee consisting of members of the Board of Directors who are not employed by the Company. During 1996, the Audit Committee consisted of Messrs. Bell, McCarthy and Kaslow. The primary functions of the Audit Committee are to recommend the selection of independent public accountants, to review the scope of and approach to audit work, and to meet with and review the activities of the Company's accountants and the independent public accountants. During 1996, there were five meetings of the Audit Committee.

     The Board of Directors has also established a Compensation and Stock Option Committee. During 1996, the Compensation and Stock Option Committee consisted of three non-employee directors: Messrs. McCarthy, Kaslow and Waxlax. Three meetings of the Committee were held during 1996.

     The Board of Directors has not established a Nominating Committee.

     During 1996, all directors attended at least 75 percent of the meetings of the Board and the committees of which they were members.

                         COMPENSATION COMMITTEE REPORT

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee"), consists of three outside directors whose responsibilities include the recommendation to the full Board of Directors of a compensation package for the Chief Executive Officer; review and approval of other senior executive officer compensation; review and approval of corporate management compensation policies; and management of the Company's stock option and equity incentive plans.

COMPENSATION

     The fundamental philosophy of the Committee regarding executive compensation is to offer competitive compensation opportunities and to align individual compensation with the goals, values and priorities of the Company. Compensation for executive officers currently consists of three basic elements: base compensation and benefits, salary "at-risk", and awards of long-term equity incentives through non-qualified stock options.

     Base compensation and benefits for 1996 were determined based upon previous studies of comparable industry groups. Salary at risk payments were made pursuant to the Company's Management Incentive Program ("MIP") approved by the Committee for 1996. Under the 1996 MIP, which covered approximately 150 management positions in the Company, an individual could earn a bonus based upon any one or more of three components: (i) Company-wide success in meeting management's goals, including a threshold achievement of earnings before interest, taxes, depreciation and amortization ("EBITDA"); (ii) business segment net income; and (iii) net income of the individual's business unit. No bonuses were paid under the first component of the MIP because the Company failed to achieve its EBITDA goal. Field Services was the only business segment of the Company within which managers received bonuses for 1996 ranging from a minimum of $857 to a maximum of $39,975. Richard Lavoie was paid a bonus of $57,000 based upon a commitment in his employment agreement, and David A. Eckert, Executive Vice President of the Company and Chief Operating Officer of Clean Harbors Environmental Services, received a bonus of $50,000 because of his measurable, positive financial impact upon the Company.

     The final element of compensation for executive officers is long-term equity incentives through grants of nonqualified stock option awards at the market price of the Company's Common Stock. Awards are designed to align the interests of executive officers with those of stockholders of the Company and to encourage long-term retention of executives through periodic vesting. Awards are made at current market price, and most options vest as to 20% at the end of each successive year of service. Options were awarded in December 1996 to 326 employees of the Company. The amount of individual awards ranged from 250 to 15,000 shares based upon the individual's position and ability to positively impact Company results, adjusted according to his or her performance rating. Upon joining the Company in March 1996, Mr. Eckert received options for 250,000 shares which vest over five years. The Chief Executive Officer, Alan S. McKim, did not receive any options during 1996.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Base compensation of the Chief Executive Officer, Alan S. McKim, was increased by the Compensation Committee in the Spring of 1993 from $250,000 to $300,000. Mr. McKim, however, voluntarily continued to defer the implementation of such increase until March 1, 1997 when his new base compensation went into effect. Salary at risk payable to Mr. McKim for 1996 was to be based upon the Company's achievement of a base line EBITDA goal and various individual goals established with the Committee. Because the Company failed to achieve its EBITDA threshold, Mr. McKim did not receive any bonus for 1996.

1996 REPRICING PROGRAM

     1996 was a difficult year for the Company, which faced continued pricing pressures due to industry-wide over capacity and hazardous waste minimization by customers. In response to these industry-wide conditions the Company was forced to reduce costs, freeze salaries and require greater efforts from its employees. Over the past three years ended December 19, 1996, the market price of Clean Harbors Common Stock dropped from $6.75 to $2.125 per share. In light of this substantial decline in market price, the Committee believed that the large number of employee stock options outstanding with an exercise price substantially in excess of market price were no longer an effective tool to encourage retention of long-term employees and to motivate high levels of performance. As a result, in December 1996, the Committee approved a repricing of most stock options to the then current market value of $2.125 per share. Options granted in 1987 which continued to be held by long-term employees and consultants were also surrendered in exchange for new, five-year options issued at the then current market price of $2.125 per share. Options were not repriced for any director other than David Eckert who serves as Executive Vice President of the Company and Chief Operating Officer of Clean Harbors Environmental Services and who, since his arrival with the Company in March 1996, has been responsible for developing and implementing substantial cost savings and improvement of the Company's cash position.

     The following table sets forth information regarding all of the options repriced between the Company's initial public offering in November 1987 and December 31, 1996 that were held by persons who were executive officers of the Company at the time of the repricing.

                                                        MARKET
                                          NUMBER OF    PRICE OF                                LENGTH OF ORIGINAL
                                           OPTIONS     STOCK AT    EXERCISE PRICE     NEW        TERM REMAINING
                                          REPRICED      TIME OF      AT TIME OF     EXERCISE       AT TIME OF
            NAME                DATE     (# SHARES)    REPRICING     REPRICING       PRICE          REPRICING
----------------------------  ---------  -----------   ---------   --------------   --------   -------------------
David A. Eckert.............   12/19/96    250,000      $ 2.125     $        3.00    $2.125    9 years, 3 months
Executive Vice President and
Chief Operating Officer
Brian J. House..............   12/19/96     27,400      $ 2.125     $   3.00-6.25    $2.125    4 years to 7 years,
Vice President of Field                                                                        1 month
Services Group
Stephen H. Moynihan.........   12/19/96     41,444      $ 2.125     $   3.00-6.25    $2.125    3 years, 8 months
Senior Vice President                                                                          to 9 years
Planning and Development
John P. Lawton..............   12/19/96     25,075      $ 2.125     $   3.00-6.25    $2.125    4 years to 7 years,
Senior Vice President of       10/10/94     13,075       $ 6.00      $ 7.00-10.00    $6.000    1 month
Corporate Marketing and
National Accounts
Donald N. Leef..............   12/19/96     40,000      $ 2.125     $        2.75    $2.125    9 years, 10 months
Vice President, Treasurer
and Chief Financial Officer
Stephen H. Pozner...........   10/10/94     11,800      $ 6.000     $  7.00-10.00    $6.000    3 years to 9 years,
Vice President Health,                                                                         3 months
Safety and Compliance
Mary Ellen Drinkwater.......   10/10/94      6,500      $  6.00     $ 7.00-11.625    $6.000    7 years, 7 months
Vice President and                                                                             to 9 years, 3
Controller                                                                                     months
Stephen E. Dovell...........   12/19/96     16,750      $ 2.125     $   3.00-6.25    $2.125    5 years to 7 years,
Vice President of Disposal                                                                     10 months
Group

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers during the 1996 fiscal year did not exceed the $1 million limit per officer, and it is not expected that the compensation to be paid to the Company's executive officers in the foreseeable future will exceed that limit. Because of the unlikelihood that compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          Members of the Committee
                                            Daniel J. McCarthy
                                            John F. Kaslow
                                            Lorne R. Waxlax

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation information for the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries who were serving as executive officers at the end of 1996. The table also includes one additional executive officer (Mr. Lavoie) who left the Company in November 1996 but is included because total salary and bonus paid to him during the year made him among the highest paid executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                       COMPENSATION(1)
                                                                     --------------------
                                                                                  PAYOUTS
                                                                                  -------
                                                                       AWARDS
                                                                     ----------
                                                                     SECURITIES
                                                                     UNDERLYING
                                          ANNUAL COMPENSATION         OPTIONS               ALL OTHER
                                     -----------------------------    GRANTED                COMPEN-
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     OTHER      (SHARES)              SATION(2)
----------------------------  -----  --------   -------   --------   ----------             ---------
Alan S. McKim                  1996  $250,008   $    --   $    408          --      --       $    --
  Chairman of the Board,       1995   250,008        --        384          --      --         1,000
  President and Chief          1994   250,008        --         --          --      --            --
  Executive Officer
David A. Eckert                1996  $197,904   $50,000   $  3,738     250,000      --       $    --
  Executive Vice President
  Chief Operating Officer*
Richard Lavoie(3)              1996  $172,827   $57,000   $  5,310          --
  Senior Vice President*       1995   119,481        --    114,623      50,000      --            --
Stephen H. Moynihan            1996  $130,800   $    --   $    348          --      --       $    --
  Senior Vice President        1995   130,800        --        264       7,000      --         1,000
  Planning & Development
Brian J. House                 1996  $130,000   $39,975   $    256      13,000      --       $    --
  Vice President of            1995   126,206                  210       7,000      --         1,000
  Field Services Group*        1994   107,236        --        178       5,000      --         1,000
John T. Lawton                 1996  $120,000   $    --   $    248       5,000      --       $    --
  Senior Vice President of     1995   107,187        --        205       7,000      --         1,000
  Corporate Marketing and      1994   107,812        --        169       9,000      --         1,000
  National Accounts*

------------
 *  Clean Harbors Environmental Services, Inc.

(1) No restricted stock or stock appreciation rights were awarded during 1996, or held at the end of 1996. The Company does not have a long-term incentive plan, and there were no long-term incentive plan payouts during 1996.

(2) Consists of employer contribution to the 401(k) plan. The Company does not provide any pension benefits other than the 401(k) plan. The Company did not make a 401(k) plan contribution for 1996.

(3) Mr. Lavoie joined the Company in May 1995. During 1995, he received a relocation allowance of $111,207 and a car allowance of $3,010. He received a bonus of $57,000 based upon a commitment made at the time of his employment and a car allowance of $4,730 during 1996. He resigned from the Company in November 1996.

OPTIONS

     The following table illustrates the hypothetical value of stock options granted to the individuals named in the Summary Compensation Table during 1996, based on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the life of the stock options. The amounts set forth under "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" reflect required disclosures pursuant to regulations of the Securities and Exchange Commission. The actual value to be realized, if any, could be more or less than the assumed values depending upon the performance of the stock. Under the terms of the Company's Stock Option and Equity Incentive Plans, the Compensation and Stock Option Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. On December 19, 1996 all employee stock options were repriced at the then current market value of $2.125 per share. No stock appreciation rights were awarded during 1996.

                             OPTION GRANTS IN 1996

                                           INDIVIDUAL GRANTS
                            -----------------------------------------------
                                          PERCENT                             POTENTIAL REALIZABLE VALUE
                                         OF TOTAL                               AT ASSUMED ANNUAL RATES
                            NUMBER OF     OPTIONS                             OF STOCK PRICE APPRECIATION
                            SECURITIES    GRANTED    EXERCISE                     FOR OPTION TERM(2)
                            UNDERLYING      TO        OR BASE                 ---------------------------
                             OPTIONS     EMPLOYEES   PRICE PER   EXPIRATION    5% ANNUAL      10% ANNUAL
           NAME              GRANTED      IN 1996    SHARE(1)       DATE      GROWTH RATE     GROWTH RATE
--------------------------  ----------   ---------   ---------   ----------   -----------     -----------
Alan S. McKim.............         --         --      $    --            --    $      --       $      --
David A. Eckert...........    250,000      41.85%       2.125       3/14/06      334,100         846,676
Richard Lavoie............         --         --           --            --           --              --
Stephen H. Moynihan.......         --         --           --            --           --              --
Brian J. House............     13,000       2.18%       2.125      12/19/06       17,373          44,027
John P. Lawton............      5,000        .84%       2.125      12/19/06        6,682          16,934

------------
(1) The exercise prices of the options granted are equal to the fair market value of the Common Stock on the date each option was granted. Options awarded to Mr. Eckert were originally awarded at $3.00 per share and subsequently repriced to the then current market price of $2.125.

(2) All options have a ten-year term, vest over five years, and are exercisable as to 20% of the shares on the first anniversary of the date of grant and as to an additional 20% on each anniversary date thereafter.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table shows for the individuals named in the Summary Compensation Table the aggregate number of any options exercised, the value realized (market value of underlying shares on exercise minus the exercise price), the number of unexercised options held by each individual at year-end, and the value of unexercised in-the-money options at year-end. The high and low sales prices of the Company's Common Stock in 1996 were $2.75 and $2.125, respectively. The last sale price at year-end was $2.25. No stock appreciation rights were exercised during 1995 or held by such individuals at year-end.

                            OPTION EXERCISES IN 1996

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            NUMBER                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                           OF SHARES                   OPTIONS AT YEAR-END                YEAR-END
                          ACQUIRED ON    VALUE     ---------------------------   ---------------------------
          NAME             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------- -----------   --------   -----------   -------------   -----------   -------------
Alan S. McKim............     --          $ --            --             --        $    --        $    --
David A. Eckert..........     --            --            --        250,000             --         31,250
Richard Lavoie...........     --            --         8,000             --             --             --
Stephen H. Moynihan......     --            --        33,244          8,200          4,156          1,025
Brian J. House...........     --            --        13,600         26,800          1,700          3,350
John P. Lawton...........     --            --        10,875         19,200          1,359          2,400

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has a three year employment agreement with David A. Eckert, who joined the Company in March 1996 as Executive Vice President and as Chief Operating Officer of Clean Harbors Environmental Services, Inc. Under Mr. Eckert's agreement, he receives a base salary of $250,000 and is entitled to participate in the Company's management bonus plan, except in the first year when his bonus was based upon the Company's achievement of certain targets of earnings before interest, taxes, depreciation and amortization (EBITDA). Because the Company did not achieve its EBITDA target during 1996, Mr. Eckert did not receive a bonus for 1996 under his employment agreement. He was, however, awarded a bonus of $50,000 independent of his employment agreement because of his measurable, positive financial impact upon the Company. Under his employment agreement, Mr. Eckert also received options for 250,000 shares of the Company's Common Stock at market price ($3.00) upon commencement of his employment, as well as normal employee benefits. If the Company were to terminate Mr. Eckert's employment agreement without cause, or if his agreement were to be terminated because of his disability, he would be entitled to receive severance payments equal to his base salary in effect at the time of termination for a period of twelve months or until his earlier employment. If his contract were not to be renewed at the end of the term he would be entitled to receive severance payments equal to his base salary in effect at the end of his contract for a period of one year reduced by the number of months prior to the end of the term for which the Company shall have notified him of its intention not to renew his contract. All options awarded to Mr. Eckert will vest automatically upon any change in control of the Company.

     The Company provides "change of control" protection under stock option agreements awarded to executive officers. Some of those agreements provide that options will automatically fully vest upon a change of control, while others provide that if an employee is involuntarily terminated or experiences a change of position and a reduction in salary or relocation within twelve months of a change of control, the employee's options become fully vested.

PERFORMANCE GRAPH

     The following graph compares the five-year return from investing $100 on January 1, 1992 in each of Clean Harbors, Inc. Common Stock, the NASDAQ Market Index of companies, and an index of environmental services companies, compiled by Media General Financial Services, Inc. The environmental services group used by Media General Financial Services, Inc. includes all companies whose listed line-of-business is SIC Code 4953 (refuse systems), and assumes reinvestment of dividends on the ex-dividend date. An index compares relative performance since a particular starting date. In this instance, the starting date is December 31, 1991, when the Company's Common Stock closed at $10.935 per share.

        Measurement Period            'Clean Harbors,
      (Fiscal Year Covered)                Inc.'          Industry Index       Broad Market
1991                                         100                100                  100
1992                                      106.67              94.39               100.98
1993                                       63.33              68.66               121.13
1994                                          35              64.62               127.17
1995                                       22.22              77.09               164.96
1996                                          20              88.45               204.98

                       AMENDMENT OF EQUITY INCENTIVE PLAN
                             (ITEM 2 ON PROXY FORM)

     The Company's Equity Incentive Plan was approved by the stockholders at the 1992 Annual Meeting and subsequently amended at the 1994 Annual Meeting. As now in effect, the Equity Incentive Plan provides that the Compensation and Stock Option Committee (the "Committee") of the Company's Board of Directors may grant awards ("Awards") for up to 800,000 shares of Common Stock (subject to anti-dilution adjustments, at the sole discretion of the Committee). All employees and directors of the Company or any of its subsidiaries are eligible to participate, except that directors who are not employees may participate only to the limited extent described below under "(e) Non-Employee Directors." At the discretion of the Committee, Awards may be in the form of incentive stock options ("ISOs") which qualify for special federal income tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options which are not qualified for special tax treatment ("Non-Qualified Stock Options"), restricted stock, performance stock units, and stock appreciation rights.

     As of April 22, 1997, there were 88,923 shares available to be awarded under the Equity Incentive Plan. The Company desires to amend the Equity Incentive Plan to provide that the number of shares authorized for issuance under the Plan be increased from 800,000 to 1,250,000, and that therefore the number of shares available to be awarded under the Plan as of April 22, 1997 be increased from 88,923 to 538,923. The Board of Directors believes that this amendment is appropriate in order to have available sufficient equity incentives to attract and retain the best qualified and motivated employees. Under the terms of the Equity Incentive Plan, stockholder approval is required for any amendment that increases the number of shares of Common Stock subject to the Plan (other than in connection with an adjustment upon a change in capitalization).

     The Equity Incentive Plan is now the only plan in effect under which Awards may be granted to the Company's employees and directors, although the Company also has an Employee Stock Purchase Plan under which employees of the Company and its subsidiaries may purchase shares of Common Stock at 85% of the current market price. The Company previously had in effect an additional plan (the "1987 Plan"), under which the Committee could grant Non-Qualified Stock Options. The 1987 Plan expired on March 2, 1997, although stock options outstanding under the 1987 Plan (for a maximum of 655,888 shares as of April 22, 1997) may continue to be exercised until such options expire or are terminated in accordance with their respective terms.

     The Board of Directors believes that the use of equity incentives will enhance the ability of employees and directors to acquire or increase their ownership interest in the Company, thereby increasing their motivation to strive toward ensuring the Company's growth and success. The Board also believes that the availability of such incentives will be a factor in attracting and retaining those highly competent individuals upon whose judgment, initiative and leadership the Company's continuing success depends.

     The Equity Incentive Plan provides that the Committee may grant Awards to employees, including directors who are employees, in any of the following forms:

     (A) OPTIONS. The Committee may award ISOs and Non-Qualified Stock Options (collectively, "Options") and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. As required by the Code, the option price per share of Common Stock purchasable under an ISO shall not be less than 100% of the fair market value of the Common Stock on the date of award. The Equity Incentive Plan provides that the option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be determined by the Committee, and may be less than, equal to or greater than the fair market value of the Common Stock on the date of award. Options may be exercisable for not more than ten years after the date the Option is awarded. A participant in the Equity Incentive Plan must notify the Committee in the event that the optionee disposes of Common Stock acquired upon exercise of an ISO either within the two-year period following the date the ISO was granted or within the one-year period following the date the optionee receives Common Stock upon the exercise of an ISO.

     For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the option, and no deduction is allowed to the Company upon either the grant or the exercise of the ISO. Rather, if shares acquired upon the exercise on an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price, or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. In such event the Company will be entitled to a corresponding deduction from its income, provided the

Company withholds and deducts as required by law. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as a capital gain.

     "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is now imposed at the rate of 26% of the first $175,000 of alternative minimum taxable income ($87,500 for married individuals filing a separate return) and 28% thereafter, and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax, and the payment of any alternative minimum tax resulting therefrom will not increase the optionee's basis for the shares acquired for regular income tax purposes. In addition, if the aggregate fair market value (determined at the time the option is granted) of the Common Stock covered by ISOs which are exercisable for the first time by an individual in a calendar year exceeds $100,000, the amount of the excess will not be treated as shares acquired through exercise on an ISO.

     Under the Code, a person who is granted a Non-Qualified Stock Option will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The optionee's basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a Non-Qualified Stock Option is exercised, the Company will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided the Company withholds and deducts as required by law. When the optionee disposes of such shares, he or she will recognize a capital gain or loss.

     (B) STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") entitles the participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at the time of grant, less than) the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant (or over the Option exercise price, if the SAR was granted in tandem with an Option) multiplied by the number of shares with respect to which the SAR shall have been exercised. Subject to the provisions of the Equity Incentive Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option, and determine the terms and conditions applicable thereto, including the form of payment. Generally, SARs granted in tandem with an Option will be exercisable at such time or times, and only to the extent that, a related Option is exercisable, and shall not be transferable except to the extent that a related Option is transferable.

     No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised or when a participant receives payment in cancellation of an Option, the participant will generally be required to include as taxable ordinary income in the year of such exercise or payment an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled to a deduction for federal income tax purposes at the same time equal to the amount includable as ordinary income by such participant, provided the Company withholds and deducts as required by law.

     (C) PERFORMANCE STOCK UNITS. A performance stock unit ("Performance Stock Unit") entitles a participant to acquire shares of Common Stock upon the attainment of specified performance goals. Subject to the provisions of the Equity Incentive Plan, the Committee may award Performance

Stock Units and determine the performance goals applicable to each such Award, the number of such shares for each period of performance established (the "Performance Cycle"), the duration of each Performance Cycle, and all other limitations and conditions applicable to the awarded Performance Stock Units. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of each Performance Stock Unit shall be equal to the fair market value of one share of Common Stock on the date the Performance Stock Unit is earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Stock Unit has been earned. The Committee will determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

     The recipient of Performance Stock Units will generally be subject to tax at ordinary income rates on the amount of cash received and the fair market value of any Common Stock issued under the Award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient, provided the Company withholds and deducts as required by law.

     (D) RESTRICTED STOCK. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock for a purchase price equal to or greater than par value, subject to such conditions and restrictions, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the Equity Incentive Plan, the Committee may award shares of Restricted Stock and determine the purchase price therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Committee may modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. A participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights and subject to any other conditions contained in the Award.

     A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the election is made, no taxable income will be realized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has a long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate realization of income under Section 83(b) of the Code).

     (E) NON-EMPLOYEE DIRECTORS. The Equity Incentive Plan provides for non-discretionary grants of Non-Qualified Stock Options to all directors of the Company who are not employees ("Non-Employee Directors"). On the date upon which a Non-Employee Director is elected a member of the Company's Board of Directors, and on each subsequent election, he or she receives the grant of a Non-Qualified Stock Option to purchase that number of shares of Common Stock determined by multiplying 1,000 by the number of years or portion thereof for which the Director shall be elected to serve and rounding the result to the nearest whole number. Options granted to Non-Employee Directors elected for a term of one year or less are immediately exercisable. Options granted to Non-Employee Directors elected for a term of more than one year shall be exercisable as to 1,000 shares and as to 1,000 additional shares (or such lesser number as shall have been awarded) at the commencement of each successive year of the term. The purchase price of the shares of Common Stock subject to each option shall be the closing price of a share of the Common Stock on NASDAQ on the date the Option is granted. The number, kind and per share exercise price of shares issuable upon the exercise of any Options outstanding or to be granted to Non-Employee Directors shall be proportionately adjusted in the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

     The term of each Option granted to a Non-Employee Director shall be five years from its date of grant, unless sooner terminated or extended in the event of the death of the Non-Employee Director or if the Non-Employee Director's membership on the Board is terminated. If a Non-Employee Director dies while serving as a director, his or her options are exercisable by either his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the 12 months following his or her death. If a Non-Employee Director's membership on the Board terminates for any reason other than death, his or her options are exercisable only during the three months following the date of termination.

     (F) GENERAL. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the Equity Incentive Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a participant to defer all or any portion of a payment under the Equity Incentive Plan, including the crediting of interest on deferred amounts denominated in Common Stock. Such a deferral may have no effect for purposes of determining the timing of taxation of payments.

     Awards may not be made under the Equity Incentive Plan after March 15, 2002, but outstanding Awards may extend beyond such date. Common Stock subject to Awards which expire or are terminated prior to exercise or Common Stock which has been forfeited under the Equity Incentive Plan will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Equity Incentive Plan. Any proceeds received by the Company from transactions under the Equity Incentive Plan will be used for the general purposes of the Company.

     The Equity Incentive Plan provides that the Committee will serve as administrator. The Committee shall determine, from among those employees to receive Awards, those to whom Awards should be granted and the type of Award to be granted. The Board of Directors of the Company may amend, suspend, or terminate the Plan or any portion thereof at any time. However, no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision. Accordingly, stockholder approval would be required for any amendment that materially increases the number of shares of Common Stock subject to the Equity Incentive Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the class of employees of the Company eligible to be granted Awards by the Committee under the Plan. In addition, Sections 10(a) and (c) of the Plan (which relate to the grant of Non-Qualified Stock Options to Non-Employee Directors) may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     The grant of future Awards under the Equity Incentive Plan is subject to the discretion of the Committee, and the amount of future Awards is accordingly not now determinable. All Awards which have been made under the Equity Incentive Plan to date have been in the form of Non-Qualified Stock Options, with exercise prices equal to 100% of the closing price of Common Stock on NASDAQ on the dates on which such Awards were made. The following table shows all of the Awards which have been granted through April 22, 1997 under the Equity Incentive Plan since that Plan went in to effect in 1992 to each of the individuals named in the Summary Compensation Table above and to the groups specified in the table. Of the total of 2,273,326 Awards which have been made, 1,562,249 terminated in accordance with their respective terms prior to exercise. See the Option Grants and Option Exercises tables above for information about (i) the options which were either granted or exercised during 1996 under both the Equity Incentive Plan and the 1987 Stock Option Plan by the individuals named in the Summary Compensation Table, and (ii) the unexercised options held by such individuals under both Plans at the end of 1996.

                                                                                    AMOUNT OF
                          NAME AND PRINCIPAL POSITION                             OPTION SHARES
-------------------------------------------------------------------------------   -------------
Alan S. McKim..................................................................          -0-
  Chairman of the Board, President and Chief Executive Officer
David A. Eckert................................................................      250,000
  Director and Executive Vice President of the Company;
     and Chief Operating Officer*
Richard Lavoie.................................................................          -0-
  Senior Vice President*
Stephen H. Moynihan............................................................        4,000
  Senior Vice President Planning and Development
Brian J. House.................................................................       18,000
  Vice President of Field Services Group*
John P. Lawton.................................................................       13,000
  Senior Vice President of Corporate Marketing and National Accounts*
All current executive officers as a group (7 persons)..........................      309,250
All current directors who are not executive officers as a group (5 persons)....       27,328
All employees, including all officers who are not executive officers,
  as a group (205 persons).....................................................      374,499

---------------
* Clean Harbors Environmental Services, Inc.

     AS DESCRIBED ABOVE, THE BOARD OF DIRECTORS BELIEVES THAT AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 800,000 TO 1,250,000 WILL ALLOW THE COMPANY TO ATTRACT AND RETAIN THE HIGHLY TRAINED AND MOTIVATED INDIVIDUALS ON WHICH THE FUTURE SUCCESS OF THE COMPANY DEPENDS. ACCORDINGLY, THE BOARD OF DIRECTORS URGES THE STOCKHOLDERS TO VOTE "FOR" THE AMENDMENT OF THE EQUITY INCENTIVE PLAN. PROXIES WILL BE VOTED ON THIS PROPOSAL IN THE MANNER SPECIFIED THEREIN OR, IF NO SPECIFICATION IS MADE, IN FAVOR OF APPROVAL.

                              CERTAIN TRANSACTIONS

     In March 1986, Mr. McKim acquired a 25% limited partnership interest in Wood Road Associates Limited Partnership which owns property which was leased to the Company from 1986 to 1996. The other 75% interest in the partnership is owned by individuals unrelated to the Company or to Mr. McKim. The lease, executed in March 1986, expired in July 1996. The Company elected not to renew its lease and moved from this location starting in May 1996. The lease provided for the rental of 42,078 square feet of office and laboratory space at an initial monthly rental of $47,350, subject to annual cost of living adjustments. The Company believes that the property was leased at its fair rental value.

     The Company's subsidiaries currently have a $35,000,000 revolving credit and term loan agreement (the "Loan Agreement") with Congress Financial Corporation (New England) (the "Lender"). The Loan Agreement provides for a maximum level of borrowings at any time which is dependent upon the maintenance of certain ratios specified in the Loan Agreement. Borrowings are secured by substantially all of the assets of the Company and its subsidiaries. Under a cash collateral agreement with the Lender, dated November 21, 1995, Mr. McKim pledged $2 million cash as additional collateral in the event that the Company needed to make additional borrowings than were allowed under the Loan Agreement. In consideration for the pledge of such additional collateral, the Lender agreed to increase the availability of borrowings by $4 million, reducing to $2 million on January 29, 1997. Although Mr. McKim was entitled to receive the interest earned upon the pledged cash, he otherwise received no consideration for providing the additional collateral. The cash collateral agreement provided that, as long as the Company's subsidiaries were not then in default of their obligations under the Loan Agreement, Mr. McKim could withdraw the cash collateral at any time upon three days' prior written notice. The Company and its subsidiaries determined that they no longer needed the additional borrowing capacity which was made available to them as a result of Mr. McKim's pledge, and Mr. McKim therefore withdrew all of the cash collateral on March 31, 1996.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 1996 all such filing requirements were satisfied on a timely basis except for a late filing of a Form 5 by John F. Kaslow.

                            INDEPENDENT ACCOUNTANTS

     The Company's independent public accountants will be selected by the Board of Directors at its meeting following the Annual Meeting of Stockholders. The Board of Directors anticipates that it will select Coopers & Lybrand to serve as the Company's independent public accountants for the year ending December 31, 1997. Coopers & Lybrand has served as the Company's independent public accountants since the fiscal year ended February 28, 1990. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     Proposals which qualified stockholders intend to present at the 1998 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than December 31, 1997.

                                 OTHER MATTERS

     THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO WILLIAM J. GEARY, ESQ., VICE PRESIDENT OF GOVERNMENT RELATIONS AND PUBLIC AFFAIRS, CLEAN HARBORS ENVIRONMENTAL SERVICES, INC., 1501 WASHINGTON STREET, BRAINTREE, MASSACHUSETTS 02185, TELEPHONE (617) 849-1800, EXT. 4169.

     Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

                                          By Order of the Board of Directors,

                                          /s/ C. MICHAEL MALM
                                          C. Michael Malm, Clerk
May 1, 1997

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                               CLEAN HARBORS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan S. McKim, David A. Eckert, and C. Michael Malm, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of Common Stock of Clean Harbors, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meting of Stockholders to be held at 9:30 a.m., local time, on Thursday, June 26, 1997, at USTrust, 40 Court Street, Boston, Massachusetts, or any adjournment thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth below and, in his own discretion, upon such other matters as may properly come before the meeting.

Please mark your
votes as in                 [X]
this example
using dark ink only

1. Election of Directors:     FOR     WITHHELD     Nominees:     John T. Preston
                                                                 Lorne R. Waxlax
                              [ ]     [ ]


                           For, except vote withheld from the following nominee:

                           -----------------------------------------------------

2. To approve the proposal to increase the number of shares authorized for issuance under the Equity Incentive Plan from 800,000 to 1,250,000:

                           FOR        AGAINST      ABSTAIN

                           [ ]        [ ]          [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.



Signature:________________________________ Date:___________________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.